SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 15, 2005

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-7572	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant’s telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01.  Entry into a Material Definitive Agreement.

In recognition of the quick and seamless transition of management from Bruce Klatsky, the Chairman and former Chief Executive Officer of Phillips-Van Heusen Corporation (the “Company”), to Mark Weber, the current Chief Executive Officer, and the other management transitions that took place as part of the Company’s previously reported succession plan, on December 15, 2005, the Company’s Board of Directors approved, and on December 16, 2005 the Company entered into, an amendment to Mr. Klatsky’s employment agreement.  The amendment provides for Mr. Klatsky’s retirement as an employee of the Company to be effective December 30, 2005 instead of January 29, 2006.  The amendment also provides for (a) Mr. Klatsky to be paid through his retirement date the full amount of his base salary that he would have received if he had remained employed through January 29, 2006 and (b) an amendment to the Company’s Supplemental Defined Benefit Plan that provides Mr. Klatsky with an additional benefit based on the difference between the value of his benefits that he would be entitled to under the Company’s qualified pension plan and the Supplemental Defined Benefit Plan on December 30, 2005 and the present value of those benefits as of December 30, 2005 if he retired on January 29, 2006.  The amendment does not affect Mr. Klatsky’s role as Chairman and, as previously reported, he will continue as Chairman of the Board until the 2006 annual meeting of stockholders.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

 (c)

Exhibits:

Exhibit           Description

10.1

Amendment to the employment agreement between the Company and Bruce Klatsky, dated December 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By:

/s/ Mark D. Fischer

      Mark D. Fischer, Vice President

Date:   December 21, 2005